Exhibit 99.1

Contact: Audrey Chang, Team Subject Matter,

202-489-8634, chang@teamsubjectmatter.com

                                                                                                      Patty Disken-Cahill, Lindblad Expeditions,
                                                                                                      212-261-9081, pattydc@expeditions.com

Lindblad Expeditions Raises $85 Million to Enhance Financial Flexibility and Support Long-Term Growth

●	MSD Partners and Durable Capital lead private placement of convertible preferred stock to further boost cash reserves to support current operations and potential future growth opportunities

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Lindblad plans to resume operations as soon as possible, but this capital raise is expected to support the Company’s liquidity needs through 2021, even in the event of an extended Covid-related shutdown

NEW YORK, August 27, 2020 – Lindblad Expeditions Holdings, Inc. (NASDAQ: LIND; the “Company” or “Lindblad”) today reported that it has entered into an agreement with a group of investors (the “Investors”), including MSD Partners, L.P., Durable Capital L.P., Headlands Capital, Deep Field Asset Management LLC and Declaration Capital, for the private placement of $85 million of convertible preferred stock.

“Since the global COVID-19 pandemic began, we have taken a variety of proactive measures to ensure that Lindblad is sufficiently capitalized to withstand this downturn and emerge in a position of strength,” commented Sven-Olof Lindblad, President and Chief Executive Officer. “I am happy to report that we have secured $85 million of additional capital from this outstanding, diversified group of experienced long-term investors.”

Lindblad continued, “We know our guests are eager to travel again and this investment provides us with additional financial flexibility as we prepare to return to exploring the world’s most remarkable destinations.”

The Investors have agreed to make an investment of $85 million in newly-issued convertible preferred stock that carries a 6.0% dividend, which is payable in kind for 2 years and thereafter in cash or in-kind at the Company’s option. The preferred stock is convertible into shares of Lindblad common stock at a conversion price of $9.50 per share, representing a premium of 23% to Lindblad’s 30-trading day volume-weighted average price. On an as-converted basis, the preferred stock will represent approximately 15.5% of the pro forma common shares outstanding.

“We were overwhelmed by the enthusiastic response to this offering and are thrilled to add such a high- quality set of value-add investors supporting the company,” said Mark Ein, Lindblad’s Chairman of the Board. “We believe this capital will not only secure our return to operations but, along with support from our committed investor base, will also position us to be offensive in pursuing opportunities to accelerate the growth of our platform coming out of the pandemic.”

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“Lindblad Expeditions is a world-class franchise with a unique offering of expedition travel experiences.  We have admired the company and its team for many years and are excited to partner with them at this time,” said Dan Bitar, a representative of MSD.

The net proceeds from the investment will be used for general corporate purposes. On a pro forma basis, Lindblad’s liquidity position at June 30, 2020 would have been approximately $187 million when factoring in this $85 million investment from the Investors.

Lindblad was represented in the transaction by Citigroup Global Markets Inc., as placement agent, and Latham & Watkins LLP, as legal advisor.

About Lindblad Expeditions Holdings, Inc.

Lindblad Expeditions Holdings, Inc. is an expedition travel company that focuses on ship-based voyages through its Lindblad Expeditions brand and on land-based travel through its subsidiary, Natural Habitat Adventures, an adventure travel and ecotourism company with a focus on responsible nature travel.

Lindblad Expeditions works in partnership with National Geographic to inspire people to explore and care about the planet. The organizations work in tandem to produce innovative marine expedition programs and to promote conservation and sustainable tourism around the world. The partnership’s educationally oriented voyages allow guests to interact with and learn from leading scientists, naturalists and researchers while discovering stunning natural environments, above and below the sea, through state-of-the-art exploration tools.

Natural Habitat partners with the World Wildlife Fund to offer and promote conservation and sustainable travel that directly protects nature. Natural Habitat’s adventures include polar bear tours in Churchill, Canada, Alaskan grizzly bear adventures and African safaris.

About MSD Partners

MSD Partners, L.P. is an SEC-registered investment adviser that was formed in 2009 by the principals of MSD Capital, L.P. to enable a select group of investors to invest in strategies that were developed by MSD Capital (the private investment firm for Michael Dell and his family).  MSD Partners utilizes a multi-disciplinary investment strategy focused on maximizing long-term capital appreciation by making investments across the globe in the equities of public and private companies, credit, real estate and other asset classes and securities.  MSD Partners is headquartered in New York with additional offices in Santa Monica and West Palm Beach.  Additional information regarding MSD Partners may be found at .

About Durable Capital Partners

Durable Capital Partners L.P. is an investment adviser founded by Henry Ellenbogen. Durable Capital Partners L.P.'s investment philosophy is grounded in sourcing small-cap and mid-cap compounders in both the private and public markets.

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Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the Company’s financial projections and may also generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe the Company’s financial guidance or future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected. Many of these risks and uncertainties are currently amplified by, and will continue to be amplified by, or in the future may be amplified by, the COVID-19 outbreak. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown. These factors include, but are not limited to, the following: (i) suspended operations and disruptions to our business and operations related to the novel corona virus COVID-19; (ii) the impacts of the novel coronavirus COVID-19 on our financial condition, liquidity, results of operations, cash flows, employees, plans and growth; (iii) the impacts of the novel coronavirus COVID-19 on future travel and the cruise and airline industries in general; (iv) unscheduled disruptions in our business due to travel restrictions, weather events, mechanical failures, pandemics or other events; (v) changes adversely affecting the business in which we are engaged; (vi) management of our growth and our ability to execute on our planned growth; (vii) our business strategy and plans; (viii) our ability to maintain our relationship with National Geographic; (ix) compliance with new and existing laws and regulations, including environmental regulations and travel advisories and restrictions; (x) compliance with the financial and/or operating covenants in our debt arrangements; (xi) adverse publicity regarding the cruise industry in general; (xii) loss of business due to competition; (xiii) the result of future financing efforts; (xiv) delays and costs overruns with respect to the construction and delivery of newly constructed vessels; (xv) the inability to meet revenue and other financial projections; and (xvi) those risks described in the Company’s filings with the SEC. Stockholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect the Company’s performance may be found in its filings with the SEC, which are available at http://www.sec.gov or at http://www.expeditions.com in the Investor Relations section of the Company’s website.

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Contact:

Audrey Chang, Team Subject Matter, (202) 489-8634, chang@teamsubjectmatter.com

Patty Disken-Cahill, Lindblad Expeditions, 212-261-9081, pattydc@expeditions.com